SMITH & NEPHEW plc	Exhibit 8
Principal Subsidiary Undertakings

Company	Country of Incorporation
TP Limited	Scotland
- Smith & Nephew Trading Group Limited	England
- T.J. Smith & Nephew Limited	England
- Smith & Nephew FZE	United Arab Emirates
- Smith & Nephew (Overseas) Limited	England
- Smith & Nephew Ortho Limited	Jersey
- Smith & Nephew S.A.	Spain
- Smith & Nephew (Malaysia) Sdn Bhd	Malaysia
- Smith & Nephew Healthcare Sdn Bhd	Malaysia
- Smith & Nephew Holdings Inc.	USA
- Smith & Nephew Inc.	Puerto Rico
- Smith & Nephew Inc.	USA
- Smith & Nephew S.A. de CV	Mexico
- Smith & Nephew International S.A.	Luxembourg
- Smith & Nephew GmbH	Austria
- Smith & Nephew SA-NV	Belgium
- Smith & Nephew A/S	Denmark
- Smith & Nephew OY	Finland
- Smith & Nephew France SA	France
- Smith & Nephew SA	France
- Smith & Nephew Deutschland (Holdings) GmbH	Germany
- Smith & Nephew GmbH	Germany
- Smith & Nephew Orthopaedics GmbH	Germany
- Smith & Nephew Healthcare Limited	India
- Smith & Nephew Limited	Ireland
- Smith & Nephew Srl	Italy
- Smith & Nephew (Europe) BV	Netherlands
- Smith & Nephew BV	Netherlands
- Smith & Nephew A/S	Norway
- Smith & Nephew Lda	Portugal
- Smith & Nephew AB	Sweden
- Smith & Nephew AG	Switzerland
- Smith & Nephew Inc.	Canada
- Smith & Nephew Pty Limited	Australia
- Smith & Nephew Limited	Hong Kong
- Smith & Nephew KK	Japan
- Smith & Nephew Limited	Korea
- Smith & Nephew Limited	New Zealand
- Smith & Nephew Pte Limited	Singapore
- Sri Siam Medical Limited	Thailand
- Smith & Nephew Limited	Thailand
- Smith & Nephew (Pty) Limited	South Africa
Smith & Nephew Investment Holdings Limited	England
- Smith & Nephew Raisegrade Limited	England
- Smith & Nephew Rareletter Limited	England
- Smith & Nephew Medical Limited	England
- Smith & Nephew Healthcare Limited	England
SNIH Investments Limited	South Africa
Smith & Nephew Finance Holdings Limited	Cayman Islands
- Smith & Nephew Finance Oratec Limited	England
- Smith & Nephew Finance Limited	England

All companies trade under the name of Smith & Nephew and deal with medical device products.